Exhibit 99.1

BRYN MAWR BANK CORPORATION ADOPTS SHAREHOLDER RIGHTS PLAN

BRYN MAWR, PA, November 21, 2012 – Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Company”) announced today that its Board of Directors had unanimously adopted a Shareholder Rights Agreement (the “Rights Agreement”) in which one common stock purchase right will be distributed as a dividend on each outstanding share of the Company’s Common Stock (the “Rights”) to shareholders of record as of the close of business on December 1, 2012.

Ted Peters, Chairman and Chief Executive Officer commented, “The Board believes that adopting the Rights Agreement continues to enhance our ability to protect shareholder interests and ensure that shareholders receive fair treatment in the event of any takeover attempt. The Rights Agreement is intended to provide the Board with sufficient time to consider any and all alternatives to such an action.”

Under the Rights Agreement, the Rights become exercisable if any person or group acquires 15% or more of the Company’s Common Stock or, in the case of any person or group that currently owns 15% percent or more of the Company’s Common Stock, upon the acquisition of a specified additional amount of shares by such person or group. Until the Rights become exercisable, they will not be evidenced by separate certificates and will trade automatically with shares of the Company’s Common Stock. The Rights are set to expire on November 16, 2015.

To facilitate entry into the Rights Agreement, the Board of Directors approved an amendment to the Company’s 2003 Shareholder Rights Agreement, terminating that agreement and the existing rights contemporaneously with the effectiveness of the new Rights Agreement.

Further details about the Rights Agreement will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Keefe, Bruyette & Woods is serving as the Company’s financial advisor, and Stradley Ronon Stevens & Young, LLP is serving as legal advisor to the Company in connection with the adoption of the Rights Agreement.

About the Company

The Company, including its wholly-owned subsidiary, The Bryn Mawr Trust Company (the “Bank”), which was founded in 1889, has $1.81 billion in corporate assets and $6.48 billion in trust and investment assets under management, administration, supervision, and brokerage. The Bank offers a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, and insurance, as well as wealth management services including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation. Headquartered in Bryn Mawr, Pennsylvania, the Bank has eighteen full-service branches serving residents and businesses in the suburbs of Philadelphia and northern Delaware. It also maintains seven limited service offices in adult life care communities.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Company’s future strategies, plans, objectives, performance, revenues, growth, profits, operating expenses or the Company’s underlying assumptions. Statements preceded by, followed by or that include the words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” and “believe” or other similar words and phrases may identify forward-looking statements. Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause the Company’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. The Company cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact on any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Company does not undertake to update forward-looking statements whether written or oral, that may be made from time to time by the Company or by or on behalf of its subsidiaries. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.